SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          UNION CARBIDE CORPORATION
               (Name of Registrant as Specified in Its Charter)


  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed

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UNION CARBIDE CORPORATION  39 OLD RIDGEBURY ROAD, DANBURY, CT  06817-0001


W. H. JOYCE
CHAIRMAN AND
CHIEF EXECUTIVE OFFICER




                                                  April 13, 1999

Dear Shareholder:

          By now you have received a copy of Union Carbide's 1998 Annual Report and the Proxy Statement for the company's annual meeting of stockholders to be held on April 28, 1999. You also may have received a letter from State of Wisconsin Investment Board ("SWIB"), the proponent of Proposal 3 on this year's agenda.

          YOUR BOARD OF DIRECTORS UNANIMOUSLY OPPOSES PROPOSAL 3 because it jeopardizes the Board's ability to maximize shareholder value and is not valid under New York law.

          Anyone who makes a hostile attempt to acquire the company will try to pay as little as possible. Shareholders cannot negotiate with the offeror, but can only accept or reject an offer. If our rights plan were to subject every bid to a shareholder vote, potential bidders would take advantage of the fact that you may feel compelled to vote in favor of a lowball offer, rather than letting a potential sale of the company go by.

          Union Carbide's shareholder rights plan is our most effective defense against an unsolicited lowball offer for the company's stock, because it requires any bidder to negotiate directly with the Board you elected to represent your interests. The objective of the Board is to get the best possible deal for the shareholders.

          Furthermore, your Board believes that the binding by-law proposed by SWIB is invalid under New York law. Based upon the opinion of the company's counsel, the language of the law is clear in this regard. Nevertheless, SWIB argues that the law is unsettled because no one has previously challenged the company's position in court. SWIB says it wants to use your company as a test and that it is prepared to meet any legal challenge. DO NOT LET YOUR COMPANY BE A TEST CASE! Since shareholders of Applied Materials, Inc. rejected this proposal two weeks ago, SWIB is now focusing on Union Carbide. Please help us avoid the potential for costly, protracted and unnecessary litigation. Reject SWIB's threat by defeating this proposal.

          WE URGE YOU TO VOTE AGAINST PROPOSAL 3. If you have already voted in favor of Proposal 3, we ask you to reconsider. If you have voted AGAINST, we thank you for your support.

          YOUR VOTE COUNTS.  PLEASE VOTE.  PLEASE VOTE AGAINST PROPOSAL 3.

                                                  Sincerely,


                                                  /s/ W. H. Joyce
                                                  W. H. Joyce



For additional information, please contact:

William H. Smith            or          D. N. Thold
Shareholder Services                    Investor Relations
(203) 794-3647	                         (203) 794-6448

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